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                                            American Century Mutual Funds, Inc.


                                                   MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is made as of the 28th day of April, 2006, by and between AMERICAN
CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the "Company"), and AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Investment Manager").

         WHEREAS, the Investment Manager is registered as an investment advisor with the Securities and Exchange
Commission;

         WHEREAS, American Century Mutual Funds, Inc. has added two new funds, NT Growth Fund and NT Vista Fund; and

         WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for public offering under the Securities Act of 1933, as amended; and

         WHEREAS, the Company is authorized to create separate funds, each with its own separate investment portfolio of which the beneficial interests are represented by a separate series of shares of the Company, including those Funds listed on Schedule A hereto.

         NOW,  THEREFORE,  IN CONSIDERATION of the mutual promises and agreements  herein  contained,  the parties agree as follows:

1.       Investment Management Services.  The Investment Manager shall supervise the investments of each class of each series of shares of the Company contemplated as of the date hereof, and each class of each subsequent series of shares as the Company shall select the Investment Manager to manage.  In such capacity, the Investment Manager shall either directly, or through the utilization of others as contemplated by Section 7 below, maintain a continuous investment program for each series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.  In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of shares of a particular series as a single portfolio.

2.       Compliance with Laws.  All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a)      the 1940 Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the Articles of Incorporation of the Company as amended from time to time;

         (d)      the Bylaws of the Company as amended from time to time;

         (e)      the Multiple Class Plan; and

         (f)      the registration statement(s) of the Company, as amended from time to time, filed under the Securities
                  Act of 1933 and the 1940 Act.

3.       Board Supervision.  All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

4.       Payment of Expenses.  The Investment Manager will pay all of the expenses of each class of each series of the
         Company's shares that it shall manage other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of those directors who are not "interested persons" as defined in the 1940 Act (hereinafter referred to as the "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the Company's shares that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel.  The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.       Account Fees.  The Company, by resolution of the Board of Directors, including a majority of the Independent
         Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of any class of one or more of the series, such fee to be retained by the Company or to be paid to the
         Investment Manager to defray expenses which would otherwise be paid by the Investment Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written notice of the intent to impose such fee must be given to the shareholders of the affected class and series.

6.       Management Fees.

         (a)      In consideration of the services provided by the Investment Manager, each class of each series of shares of the Company managed by the Investment Manager shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules set forth on Schedule A.

         (b)      Definitions

                  (1)      An "Investment Team" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

                  (2)      An "Investment Strategy" is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.

                  (3)      A "Primary Strategy Portfolio" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services, Inc. serves as the distributor.

                  (4)      A "Secondary Strategy Portfolio" of a series of the Company is another account managed by the
                           Investment Manager that is managed by the same Investment Team but is not a Primary Strategy
                           Portfolio.

                  (5)      The "Secondary Strategy Share Ratio" of a series of the Company is calculated by dividing the net assets of the series by the sum of the Primary Strategy Portfolios that share a common
                           Investment Strategy.

                  (6)      The "Secondary Strategy Assets" of a series of the Company is the sum of the net assets of the series' Secondary Strategy Portfolios multiplied by the series' Secondary Strategy Share Ratio.

                  (7)      The "Investment Strategy Assets" of a series of the Company is the sum of the net assets of the series and the series' Secondary Strategy Assets.

                  (8)      The "Per Annum Fee Dollar Amount" is the dollar amount resulting from applying the applicable
                           Fee Schedule for a class of a series of the Company using the Investment Strategy Assets.

                  (9)      The "Per Annum Fee Rate" for a class of a series of the Company is the percentage rate that results from dividing the Per Annum Fee Dollar Amount for the class of a series by the
                           Investment Strategy Assets of the series.

         (c)      Daily Management Fee Calculation. For each calendar day, each class of each series of shares set forth on Schedule A shall accrue a fee calculated by multiplying the Per Annum Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

         (d)      Monthly Management Fee Payment. On the first business day of each month, each class of each series of shares set forth on Schedule A shall pay the management fee to the Investment Manager for the previous month.  The fee for the previous month shall be the sum of the Daily Management Fee Calculations for
                  each calendar day in the previous month.

         (e)      Additional Series or Classes. In the event that the Board of Directors of the Company shall determine to issue any additional series or classes of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager may enter into an Addendum to this
                  Agreement setting forth the name of the series and/or class, the Fee Schedule for each and such other terms and conditions as are applicable to the management of such series of shares.

7.       Subcontracts.  In rendering the services to be provided pursuant to this Agreement, the Investment Manager may, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Investment Manager deems appropriate.
         Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Investment
         Manager, and no obligation to such person or entity shall be incurred on behalf of the Company.  Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the
         Board of Directors of the Company, including a majority of the Independent Directors, and the shareholders of the
         Company.

8.       Continuation of Agreement.  This Agreement shall continue in effect until July 31, 2006, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year  thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the Company (including a majority of those Directors who are not parties hereto or interested persons of any such party) cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, or by the vote of a
         majority of the outstanding class of voting securities of each series.   The annual approvals provided for herein
         shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to July 31 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

9.       Termination.  This Agreement may be terminated by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of each class of each series on 60 days' written notice to the Investment Manager.

10.      Effect of Assignment.  This Agreement shall automatically terminate in the event of assignment by the Investment
         Manager, the term "assignment" for this purpose having the meaning  defined in Section 2(a)(4) of the 1940 Act.

11.      Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a director, officer or employee of the
         Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.      Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.      Separate Agreement.  The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of an investment company as a separate investment company.  Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this
         Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Company managed by the Investment Manager.

14.      Use of the Name "American Century".  The name "American Century" and all rights to the use of the name "American
         Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH").  ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each series of shares of the Company.  In the event of such revocation, the Company and each series of shares thereof using the name "American Century" shall cease using the name "American Century"
         unless otherwise consented to by ACPH or any successor to its interest in such name.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.



American Century Investment Management, Inc.                    American Century Mutual Funds, Inc.



/s/ Charles A. Etherington                                      /s/ David H. Reinmiller
Charles A. Etherington                                          David H. Reinmiller
Senior Vice President                                           Vice President

---------------------------------------------------------------------------------------------------------------------------

American Century Mutual Funds, Inc.                                                       Schedule A: Fee Schedules
---------------------------------------------------------------------------------------------------------------------------


                                                        Schedule A

                                                       Fee Schedules

==================== =============== =================================================================================
                     Investment
                     Strategy
Series               Assets                                       Fee Schedule by Class
==================== =============== ---------------------------------------------------------------------------------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
                                      Investor   Institutional  Advisor        A          B           C          R
==================== =============== =========== ============ =========== ========== =========== ========== ==========
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
NT Growth Fund       First $5           n/a        0.800%        n/a         n/a        n/a         n/a        n/a
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
                     Next $5            n/a        0.790%        n/a         n/a        n/a         n/a        n/a
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
                     Next $5
                     billion            n/a        0.780%        n/a         n/a        n/a         n/a        n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
                     Next $5
                     billion            n/a        0.770%        n/a         n/a        n/a         n/a        n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
                     Next $5
                     billion            n/a        0.750%        n/a         n/a        n/a         n/a        n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
                     Next $5
                     billion            n/a        0.700%        n/a         n/a        n/a         n/a        n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
                     Over $30           n/a        0.600%        n/a         n/a        n/a         n/a        n/a
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------
NT Vista Fund        All Assets         n/a        0.800%        n/a         n/a        n/a         n/a        n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ----------

----------------------------------------------------------------------------------------------------------------------




                                        American Century Mutual Funds, Inc.


                                               MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is made as of the 13th day of December, 2005, by and between
AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the "Company"), and AMERICAN
CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Investment Manager").

         WHEREAS, the Investment Manager is registered as an investment advisor with the Securities and Exchange
Commission;

         WHEREAS, the Company is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for public offering under the
Securities Act of 1933, as amended; and

         WHEREAS, the Company is authorized to create separate funds, each with its own separate investment portfolio of which the beneficial interests are represented by a separate series of shares of the Company, including those Funds listed on Schedule A hereto.

         NOW,  THEREFORE,  IN CONSIDERATION  of the mutual promises and agreements  herein  contained,  the parties agree as follows:

1.       Investment Management Services.  The Investment Manager shall supervise the investments of each class of each series of shares of the Company contemplated as of the date hereof, and each class of each subsequent series of shares as the Company shall select the Investment Manager to manage.  In such capacity, the Investment Manager shall either directly, or through the utilization of others as contemplated by Section 7 below, maintain a continuous investment program for each series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.  In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of shares of a particular series as a single portfolio.

2.       Compliance with Laws.  All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a)      the 1940 Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the Articles of Incorporation of the Company as amended from time to time;

         (d)      the Bylaws of the Company as amended from time to time;

         (e)      the Multiple Class Plan; and

         (f)      the registration statement(s) of the Company, as amended from time to time, filed under the
                  Securities Act of 1933 and the 1940 Act.

3.       Board Supervision.  All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

4.       Payment of Expenses.  The Investment Manager will pay all of the expenses of each class of each series of the Company's shares that it shall manage other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of those directors who are not "interested persons" as defined in the 1940 Act (hereinafter referred to as the "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the Company's shares that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel.  The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.       Account Fees.  The Company, by resolution of the Board of Directors, including a majority of the
         Independent Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of any class of one or more of the series, such fee to be retained by the
         Company or to be paid to the Investment Manager to defray expenses which would otherwise be paid by the
         Investment Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written notice of the intent to impose such fee must be given to the shareholders of the affected class and series.

6.       Management Fees.

         (a)      In consideration of the services provided by the Investment Manager, each class of each series of shares of the Company managed by the Investment Manager shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules set forth on Schedule A.

         (b)      Definitions

                  (1)      An "Investment Team" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

                  (2)      An "Investment Strategy" is the processes and policies implemented by the Investment
                           Manager for pursuing a particular investment objective managed by an Investment Team.

                  (3)      A "Primary Strategy Portfolio" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,
                           Inc. serves as the distributor.

                  (4)      A "Secondary Strategy Portfolio" of a series of the Company is another account managed by the Investment Manager that is managed by the same Investment Team but is not a
                           Primary Strategy Portfolio.

                  (5)      The "Secondary Strategy Share Ratio" of a series of the Company is calculated by dividing the net assets of the series by the sum of the Primary Strategy Portfolios that share a common Investment Strategy.

                  (6)      The "Secondary Strategy Assets" of a series of the Company is the sum of the net assets of the series' Secondary Strategy Portfolios multiplied by the series'
                           Secondary Strategy Share Ratio.

                  (7)      The "Investment Strategy Assets" of a series of the Company is the sum of the net assets of the series and the series' Secondary Strategy Assets.

                  (8)      The "Per Annum Fee Dollar Amount" is the dollar amount resulting from applying the applicable Fee Schedule for a class of a series of the Company using the Investment
                           Strategy Assets.

                  (9)      The "Per Annum Fee Rate" for a class of a series of the Company is the percentage rate that results from dividing the Per Annum Fee Dollar Amount for the class of a series by the Investment Strategy Assets of the series.

         (c)      Daily Management Fee Calculation. For each calendar day, each class of each series of shares set forth on Schedule A shall accrue a fee calculated by multiplying the Per Annum Fee Rate for that class times the net assets of the class on that day, and further dividing that product by
                  365 (366 in leap years).

         (d)      Monthly Management Fee Payment. On the first business day of each month, each class of each series of shares set forth on Schedule A shall pay the management fee to the Investment Manager for the previous month.  The fee for the previous month shall be the sum of the Daily
                  Management Fee Calculations for each calendar day in the previous month.

         (e)      Additional Series or Classes. In the event that the Board of Directors of the Company shall determine to issue any additional series or classes of shares for which it is proposed that the
                  Investment Manager serve as investment manager, the Company and the Investment Manager may enter into an Addendum to this Agreement setting forth the name of the series and/or class, the
                  Fee Schedule for each and such other terms and conditions as are applicable to the management of such series of shares.

7.       Subcontracts.  In rendering the services to be provided pursuant to this Agreement, the Investment
         Manager may, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Investment Manager deems appropriate.  Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity shall be incurred on behalf of the Company.  Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the Board of Directors of the
         Company, including a majority of the Independent Directors, and the shareholders of the Company.

8.       Continuation of Agreement.  This Agreement shall continue in effect until July 31, 2006, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year  thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the
         Company (including a majority of those Directors who are not parties hereto or interested persons of any such party) cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, or by the vote of a majority of the outstanding class of voting securities of each
         series.   The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to July 31 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

9.       Termination.  This Agreement may be terminated by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of each class of each series on 60 days' written notice to the Investment Manager.

10.      Effect of Assignment.  This Agreement shall automatically terminate in the event of assignment by the
         Investment Manager, the term "assignment" for this purpose having the meaning  defined in Section
         2(a)(4) of the 1940 Act.

11.      Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment
         Manager, or the right of any of its officers, directors or employees (who may also be a director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.      Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.      Separate Agreement.  The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of an investment company as a separate investment company.  Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment
         Manager and each series of shares of the Company managed by the Investment Manager.

14.      Use of the Name "American Century".  The name "American Century" and all rights to the use of the name
         "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH").
         ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name
         "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each series of shares of the Company.  In the event of such revocation, the Company and each series of shares thereof using the name "American Century" shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


American Century Investment Management, Inc.                    American Century Mutual Funds, Inc.



/s/ Charles A. Etherington                                      /s/ Otis H. Cowan
Charles A. Etherington                                          Otis H. Cowan
Senior Vice President                                           Vice President

-------------------------------------------------------------------------------------------------------------------


American Century Mutual Funds, Inc.                                                       Schedule A: Fee Schedules
-------------------------------------------------------------------------------------------------------------------


                                                    Schedule A

                                                   Fee Schedules
======================= ====================== ===================================================================================
                        Investment Strategy
Series                  Assets                                               Fee Schedule by Class
======================= ====================== -----------------------------------------------------------------------------------
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
                                                 Investor    Institutional        A            B            C             R
======================= ====================== ============= =============== ============ ============ ============= =============
======================= ====================== ============= =============== ============ ============ ============= =============
Capital Growth Fund     First $5 billion          1.000%         0.800%        1.000%       1.000%        1.000%        1.000%
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
                        Next $5 billion           0.990%         0.790%        0.990%       0.990%        0.990%        0.990%
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
                        Next $5 billion           0.980%         0.780%        0.980%       0.980%        0.980%        0.980%
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
                        Next $5 billion           0.970%         0.770%        0.970%       0.970%        0.970%        0.970%
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
                        Next $5 billion           0.950%         0.750%        0.950%       0.950%        0.950%        0.950%
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
                        Next $5 billion           0.900%         0.700%        0.900%       0.900%        0.900%        0.900%
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------
                        Over $30 billion          0.800%         0.600%        0.800%       0.800%        0.800%        0.800%
----------------------- ---------------------- ------------- --------------- ------------ ------------ ------------- -------------

----------------------------------------------------------------------------------------------------------------------------------






                                         INVESTMENT SUBADVISORY AGREEMENT


         THIS INVESTMENT  SUBADVISORY  AGREEMENT  ("Agreement")  is made as of the 30th day of March,  2006, by and among AMERICAN CENTURY INVESTMENT  MANAGEMENT,  INC. ("ACIM"), a Delaware  corporation,  and MASON STREET ADVISORS,
LLC (the "Subadvisor"), a Delaware limited liability company.

                                                    WITNESSETH:

         WHEREAS,  ACIM is the  investment  advisor  to the funds  listed on  Exhibit A hereto  (each a "Fund"  and collectively  the "Funds"),  each of which is a series of shares of American  Century  Mutual Funds ("ACMF") and is an open-end  management  investment  company  registered  with the  Securities  and Exchange  Commission  under the
Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS,  ACIM and the  Subadvisor  are both  investment  advisors  registered  with  the  Securities  and
Exchange Commission under the Investment Advisers Act of 1940, as amended; and

         WHEREAS,  ACMF has engaged ACIM to serve as the investment  manager for the Funds pursuant to a Management
Agreement dated March 30, 2006; and

         WHEREAS,  ACIM desires to engage the Subadvisor as a subadvisor for the Funds, and the Subadvisor  desires to accept such engagement; and

         WHEREAS,  the Boards of  Directors  of ACIM and the  Subadvisor  have  determined  that it is advisable to enter into this Agreement.

         NOW,  THEREFORE,  in  consideration  of the premises and of the covenants and agreements  hereinafter  set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1.       INVESTMENT  DESCRIPTION  -  APPOINTMENT.  ACIM  hereby  appoints  the  Subadvisor  to provide the advisory  services  described  herein to the Funds in  accordance  with each Fund's  Prospectus  and  Statement  of
Additional  Information  as in effect and as amended from time to time,  subject to the  oversight and direction of each Fund's Board of Directors and ACIM.  ACIM will promptly  provide the  Subadvisor  copies of all  amendments to each Fund's  Prospectus  and Statement of Additional  Information  on an ongoing basis.  In  consideration  for the compensation set forth below, the Subadvisor  accepts the appointment and agrees to furnish the services  described herein.


         2.       SERVICES AS INVESTMENT SUBADVISOR.

         (a)      Subject  to the  general  supervision  of  each  Fund's  Board  of  Directors  and of  ACIM,  the
Subadvisor  will (i) act in conformity  with each Fund's  Prospectus and Statement of Additional  Information,  the
Investment Company Act, the Investment  Advisers Act of 1940 (the "Investment  Advisers Act"), the Internal Revenue
Code (the "Code") and all other  applicable  federal and state laws and  regulations,  as the same may from time to time be amended;  (ii) make investment  decisions for each Fund in accordance with such Fund's investment objective and policies as stated in such Fund's  Prospectus  and  Statement of Additional  Information  and with such written guidelines  as ACIM may from time to time  provide to the  Subadvisor;  (iii)  place  purchase  and sale  orders on behalf of the Funds;  (iv) maintain  books and records with respect to the  securities  transactions  of each Fund;
and (v) furnish the Funds'  Board of  Directors  such  periodic,  regular and special  reports  with respect to the
Funds and its services  hereunder as the Board may  reasonably  request or as may be required by applicable  law or regulation.

         (b)      In providing those services,  the Subadvisor will supervise the Fund's  investments and conduct a continual  program of investment,  evaluation and, if appropriate,  sale and reinvestment of the Funds' assets.  In addition,  the Subadvisor will furnish ACMF or ACIM whatever information,  including statistical data, ACMF or ACIM may reasonably request with respect to the instruments that any Fund may hold or contemplate purchasing.

         (c)      The  Subadvisor  will at all times  comply  with the  policies  adopted  by the  Funds'  Board of
Directors  of which it has  received  written  notice.  If the  Subadvisor  believes  that a change  in any of such policies  shall be  advisable,  it shall  recommend  such  change to ACIM and the Funds'  Board of  Directors.  Any change to any such  policies  whether  suggested by the  Subadvisor or not shall be approved by the Funds' Board of
Directors  prior to the  implementation  of such change,  and  Subadvisor  will be given  reasonable  notice of the anticipated change.

         (d)      All cash,  securities  and other assets of the Funds shall be held at all times by such entity or entities  engaged by ACMF to be the custodian  (collectively,  the "custodian") in compliance with Section 17(f) of the Investment  Company Act. The Subadvisor  shall not be responsible  for any custody  arrangements  involving any assets of the Funds or for the payment of any custodial  charges or fees, nor shall the Subadvisor  have possession or custody of any such assets.  All payments,  distributions  and other  transactions in cash,  securities or other assets in respect of the Funds  shall be made  directly  to or from the  custodian.  ACIM shall  provide,  or shall direct the custodian to provide,  to the Subadvisor from time to time such reports concerning assets,  receipts and disbursements  with  respect to the Funds as the  Subadvisor  may  request,  including  daily  information  on cash balances available for investment, Fund redemption activity and market value of the securities held by the Funds.

         (e)      ACIM  acknowledges  and agrees that the Subadvisor is not the Funds'  pricing  agent,  and is not responsible  for  pricing  the  securities  held by any  Fund,  however  the  Subadvisor  will  provide  reasonable assistance to the Funds' pricing  agents in valuing  securities  held by each Fund for which market  quotations are not readily available.

         (f)      The Subadvisor  makes no  representations  or warranties,  express or implied,  that any level of performance  or  investment  results will be achieved by the Funds or that the Funds will perform  comparably  with any standard, including any other clients of the Subadvisor or index.

         (g)      The Subadvisor will not consult with any other  subadvisors of the Funds or other  subadvisors to a series under common control with any Fund concerning transactions of the Funds in securities or other assets.

         (h)      The  Subadvisor  will  not  advise  or act for the  Funds  in any  legal  proceedings,  including bankruptcies  or class  actions,  involving  securities  held in the Funds or issues  of those  securities,  unless otherwise agreed.


         3.       BROKERAGE.

         (a)      In executing  transactions  for the Funds and selecting  brokers or dealers,  the Subadvisor will seek to obtain the best price and  execution  available  and shall  execute  or direct  the  execution  of all such transactions  as permitted by law and in a manner that is consistent  with its fiduciary  obligations  to the Funds and its other  clients.  In  assessing  the best  price  and  execution  available  for any Fund  transaction,  the
Subadvisor  will consider all factors it deems  relevant  including,  but not limited to,  breadth of the market in the security,  the price of the security,  the financial condition and execution capability of the broker or dealer and the  reasonableness of any commission for the specific  transaction and on a continuing basis.  Consistent with this  obligation,  when the  execution  and price  offered by two or more  brokers or dealers are  comparable,  the
Subadvisor  may, at its  discretion,  execute  transactions  with  brokers and dealers who provide the Funds and/or other accounts over which the Subadvisor exercises  investment  discretion with research advice and other services, but in all instances  best price and execution  shall  control.  The Subadvisor is authorized to place purchase and sale  orders  for the Funds  with  brokers  and/or  dealers  subject  to the  supervision  of ACIM and the Board of
Directors of the Funds and in  accordance  with the  limitations  set forth in the  registration  statement for the
Fund shares then in effect.

         (b)      On  occasions  when the  Subadvisor  deems the  purchase  or sale of a security to be in the best interest of a Fund as well as one or more of its other  clients,  the  Subadvisor  may to the extent  permitted  by applicable  law, but shall not be obligated to,  aggregate the securities to be sold or purchased with those of its other  clients.  In such event,  allocation of the  securities so purchased or sold will be made by the  Subadvisor in a manner it considers to be equitable and  consistent  with its fiduciary  obligations to ACMF and to such other clients.  ACIM  recognizes  that,  in some cases,  this  procedure  may limit the size of the position  that may be acquired or sold for a Fund.


        4.        INFORMATION PROVIDED TO ACMF.

         (a)      The Subadvisor  will keep ACMF and ACIM informed of developments  materially  affecting the Funds and will take  initiative  to furnish ACMF and ACIM on at least a quarterly  basis with  whatever  information  the
Subadvisor  and ACIM  believe is  appropriate  for this  purpose.  Such regular  quarterly  reports  shall  include information reasonably requested by the Funds' Board of Directors from time to time.

(b)      The  Subadvisor  will  provide  ACMF and ACIM  with  such  investment  records,  ledgers,  accounting  and statistical  data, and other  information as ACMF and ACIM require for the preparation of registration  statements, periodic  and  other  reports  and  other  documents  required  by  federal  and state  laws and  regulations,  and particularly as may be required for the periodic review, renewal,  amendment or termination of this Agreement,  and such  additional  documents and  information  as ACMF and ACIM may  reasonably  request for the management of their affairs.  The Subadvisor  understands  that the Funds and ACIM will rely on such  information in the preparation of the Funds' registration  statements,  the Funds' financial  statements,  and any such reports, and hereby covenants that any such information  derived from the investment  records,  ledgers and accounting  records maintained by the
Subadvisor shall be true and complete in all material respects.

         (c)      At the  request of the Board of  Directors,  a  representative  of the  Subadvisor  shall  attend meetings of the Board of Directors to make a  presentation  on each Fund's  performance  and such other  matters as the Board of Directors, the Subadvisor and ACIM believe is appropriate.

         (d)      The Subadvisor  shall furnish to regulatory  authorities any information or reports in connection with such services as may be lawfully  requested , provided,  however,  that the Subadvisor  shall not otherwise be responsible for the preparation and filing of any other reports or statements (including,  without limitation,  any tax returns or financial  statements)  required of the Funds by any  governmental or regulatory  agency,  except as expressly  agreed to in writing.  The  Subadvisor  shall also,  at ACMF's  request,  certify to ACMF's  independent auditors  that sales or  purchases  aggregated  with those of other  clients of the  Subadvisor,  as  described  in
Section 3 above, were allocated in a manner it considers to be equitable.

         (e) In compliance  with the  requirements  of the  Investment  Company Act, the  Subadvisor  hereby agrees that all records that it maintains  for the Funds are the property of ACMF and further  agrees to surrender to ACMF promptly upon ACMF's written  request any of such records.  In addition,  the  Subadvisor  agrees to cooperate with
ACMF and ACIM when either of them is being  examined by any  regulatory  authorities,  and  specifically  agrees to promptly  comply with any request by such  authorities to provide  information or records.  The Subadvisor  further agrees to preserve for the periods of time  prescribed by the Investment  Company Act and the  Investment  Advisers
Act the records it maintains in accordance with Section 2(a)(iv) .

         (f) ACIM will vote each Fund's  investment  securities  in  accordance  with its proxy  voting  policy and procedures.  The Subadvisor shall not be responsible for any such voting.

         (g)      In  connection  with the  purchase  and sale of  securities  of the Fund,  the  Subadvisor  shall arrange for the  transmission  to ACIM and the  custodian  for the Fund on a daily basis such  confirmation,  trade tickets  and other  documents  as may be  reasonably  necessary  to enable  them to  perform  their  administrative responsibilities  with respect to the Fund's  investment  portfolio.  With respect to  portfolio  securities  to be purchased  or sold  through  the  Depository  Trust  Company,  the  Subadvisor  shall  arrange  for  the  automatic transmission  of the  I.D.  confirmation  of the  trade  to the  custodian  of the  Fund.  The  Subadvisor  will be responsible for providing  portfolio trades to the Fund's  accounting agent for inclusion in the daily  calculation of the Fund's NAV in a manner,  and in accordance  with such time  requirements  as ACIM and the  Subadvisor  shall agree on. In the event trade data is not  delivered by the  Subadvisor  in accordance  with such  requirements  and the  Subadvisor's  failure causes an error that is material to the Fund, the  subadvisor  shall  reimburse the Fund pursuant to ACIM's NAV Error Policy.

         5.       CONFIDENTIALITY.  The parties to this Agreement  agree that each shall treat as  confidential  in accordance with its policies and procedures to protect similar confidential  information,  and with applicable law, all  information  provided by a party to the others  regarding  such  party's  business and  operations,  including without  limitation  the  investment  activities,  holdings,  or  identities  of  shareholders  of the  Funds.  All confidential  information  provided by a party  hereto  shall be used by any other  parties  hereto  solely for the purposes of  rendering  services  pursuant to this  Agreement  and,  except as may be required in carrying  out the terms of this  Agreement,  shall not be disclosed to any third party  without the prior  consent of such  providing party.  The foregoing  shall not be  applicable  to any  information  that is publicly  available  when provided or which  thereafter  becomes publicly  available other than in  contravention  of this paragraph.  The foregoing also shall not apply to any  information  which is required to be  disclosed by any  regulatory  authority in the lawful and appropriate  exercise of its  jurisdiction  over a party, by any auditor of the parties hereto,  by judicial or administrative process or otherwise by applicable law or regulation;  provided,  however, that the disclosing party shall provide reasonable notice to the other parties hereto prior to any such disclosure.

         6.       STANDARD  OF CARE.  In the  absence  of willful  misfeasance,  bad faith,  gross  negligence,  or reckless  disregard of its obligations or duties  hereunder on the part of the Subadvisor,  it, as an inducement to it to enter into this  Agreement,  shall not be subject to liability to ACIM,  ACMF or to any  shareholder  of ACMF for any act or omission in the course of, or connected with,  rendering  services hereunder for any losses that may be sustained in the purchase, holding or sale of any security.

         7.       COMPENSATION.

         (a)      In  consideration  of the  services  rendered  pursuant  to this  Agreement,  ACIM  will  pay the
Subadvisor a management fee,  payable  monthly in arrears on the first business day of each month.  The fee for the each  month  shall  equal the sum of the  product of the  "Applicable  Fee" for each Fund as set forth on Exhibit A attached  hereto,  times the net assets of such Fund on that day, and further dividing that product by 365 (366 for leap years), for each calendar day in such month.

         (b)      In the event that the Board of Directors of ACMF shall  determine to issue any additional  series of shares for which it is proposed that the Subadvisor  serve as investment  manager,  and for which the Subadvisor desires to so serve,  ACIM and the  Subadvisor  shall amend Exhibit A to this  Agreement  setting forth the name of the series,  the  Applicable  Fee and such other terms and  conditions as are  applicable to the management of such series of shares.

         (c)      The  Subadvisor  shall have no right to obtain  compensation  directly  from any Fund or ACMF for services  provided  hereunder and agrees to look solely to ACIM for payment of fees due. Upon  termination  of this
Agreement  before the end of a month,  or in the event the Agreement  begins after the beginning of the month,  the fee for that month  shall be prorated  according  to the  proportion  that such  period  bears to the full  monthly period and shall be payable upon the date of termination of this Agreement.

         8.       EXPENSES.  The  Subadvisor  will bear all of its expenses in connection  with the  performance of its  services  under this  Agreement,  which  expenses  shall not  include (a)  brokerage  fees or  commissions  in connection  with the  execution of securities  transactions,  (b) taxes and  interest;  and (c) custodian  fees and expenses.

         9.       SERVICES  TO  OTHER  COMPANIES  OR  ACCOUNTS.   ACIM  understands  that  the  Subadvisor  or  its
affiliates  may act as investment  advisor to other clients and ACIM has no objection to the  Subadvisor so acting.
In addition,  ACIM  understands  that the persons  employed by the  Subadvisor to assist in the  performance of the
Subadvisor's  duties  hereunder will not devote their full time to such service and nothing  contained herein shall be deemed to limit or restrict the right of the  Subadvisor  or any  affiliate of the  Subadvisor  to engage in and devote time and attention to other business or to render services of whatever kind or nature.

         10.      TERM AND TERMINATION OF AGREEMENT.

         (a)      This  Agreement  shall become  effective as of the date first  written  above and shall  continue until July 31, 2007, and shall continue  thereafter so long as such  continuance is specifically  approved at least annually  by (i) the Board of  Directors  of ACMF or (ii) a vote of a  majority  of the Fund's  outstanding  voting securities,  provided  that in  either  event  the  continuance  is also  approved  by a  majority  of the Board of
Directors  who are not  interested  persons  (as  defined  in the  Investment  Company  Act) of any  party  to this
Agreement,  by a vote cast at a meeting  called for the purpose of voting on such  approval.  The annual  approvals provided  for herein  shall be  effective  to continue  this  Agreement  from year to year if given within a period beginning not more than ninety (90) days prior to July 31 of each applicable  year,  notwithstanding  the fact that more than three  hundred  sixty-five  (365) days may have  elapsed  since the date on which such  approval was last given.

         (b)      This  Agreement is terminable  without  penalty as to any Fund on 60 days' written  notice by (i)
the Board of  Directors  of ACMF,  (ii)-by  vote of holders of a majority  of a Fund's  shares,  (iii) by ACIM,  or
(iv)-by the  Subadvisor,  and will  terminate  automatically  upon any  termination  of the  investment  management agreement  between ACMF and ACIM.  This  Agreement  will terminate  automatically  in the event of its  assignment.
The Subadvisor  agrees to notify ACIM of any  circumstances  that might result in this Agreement being deemed to be assigned.

         11.      REPRESENTATIONS.

         (a)      ACIM and the  Subadvisor  each  represents  that it is registered as an investment  advisor under the Investment  Advisers Act, that it will use its reasonable best efforts to maintain such registration,  and that it will  promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended  for any reason,  or if it is notified by any  regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be  suspended  or  terminated.  ACIM and the  Subadvisor  each further represents  that it is  registered  under  the laws of all  jurisdictions  in which  the  conduct  of its  business hereunder requires such registration.

         (b)      ACIM  represents  and  warrants  that  (i)  the  appointment  of the  Subadvisor  has  been  duly authorized;  (ii) it has full  power and  authority  to execute  and  deliver  this  Agreement  and to perform  the services  contemplated  hereunder,  and  such  execution,  delivery  and  performance  will  not  cause it to be in violation of its Articles of  Incorporation,  Bylaws,  or any  material  laws;  and (iii) it has received a copy of
Part II of the Subadvisor's Form ADV no less than 48 hours prior to entering into this Agreement.

         (c)      The  Subadvisor  represents  and warrants that (i) its service as  subadvisor  hereunder has been duly  authorized;  (ii) it has full power and  authority to execute and deliver this  Agreement  and to perform the services  contemplated  hereunder,  and  such  execution,  delivery  and  performance  will  not  cause it to be in violation  of its  organizational  documents,  its  Bylaws  or  material  laws;  (iii) it will at all  times in the performance of its duties hereunder comply in all material  respects with the provisions of the Investment  Company
Act, the Investment  Advisers Act, the Code and all other  applicable  federal and state laws and  regulations,  as the same may be amended  from time to time;  and (iv) it has all  controls  necessary  to perform  its  obligations under and comply with the representations and warranties it made in this Agreement.

         12.      AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may be changed,  waived,  discharged or terminated  orally,  but only by an instrument in writing  signed by the party against which  enforcement of the change, waiver, discharge or termination is sought.

         13.      ENTIRE  AGREEMENT.  This Agreement  constitutes the entire  agreement  between the parties hereto on the subject matter described herein.

         14.      INDEPENDENT  CONTRACTOR.  In the  performance  of its duties  hereunder,  the  Subadvisor  is and shall be an  independent  contractor  and,  unless  otherwise  expressly  provided  or  authorized,  shall  have no authority to act for or represent ACMF or ACIM in any way, or otherwise be deemed to be an agent of ACMF or ACIM.

         15.      SEVERABILITY.  If any  provision  of this  Agreement  shall  be held or made  invalid  by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

         16.      NOTICES.  All notices and other  communications  hereunder  shall be given or made in writing and shall be delivered  personally,  or sent by telex,  telecopy,  express  delivery or registered  or certified  mail, postage  prepaid,  return  receipt  requested,  to the party or parties to whom they are directed at the  following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

         To the Subadvisor:

                                    Mason Street Advisors, LLC
                                    720 East Wisconsin Avenue
                                    Milwaukee, Wisconsin  53202
                                    Attention:  Mark G. Doll, President

         To ACIM:

                                    American Century Investments
                                    4500 Main Street
                                    Kansas City, Missouri  64111
                                    Attention:  General Counsel

Any notice,  demand or other  communication  given in a manner  prescribed  in this Section shall be deemed to have been delivered on receipt.

         17.      DISCLOSURE.  ACIM  shall  not,  without  the  prior  written  consent  of  the  Subadvisor,  make
representations   regarding  or  reference  the  Subadvisor  or  any   affiliates  in  any   disclosure   document,
advertisement,  sales literature or other promotional materials;  provided, however, the Subadvisor need not review or consent to any  reference to its name only or any language  that it has  previously  approved for use in another document.

         18.      FORCE  MAJEURE.  The Subadvisor  shall not be liable for any failure,  delay or  interruption  in the performance of its  obligations  hereunder if such failure,  delay or interruption  results from the occurrence of any acts, events or circumstances  beyond the Subadvisor's  reasonable control, and the Subadvisor shall have no responsibility  of any kind for any loss or damage  thereby  incurred or  suffered  by ACIM or ACMF.  In such case, the terms of this  Agreement  shall  continue  in full  force and effect and the  Subadvisor  obligations  shall be performed or carried out as soon as legally and  practicably  possible after the cessation of such acts,  events or circumstances.

         IN WITNESS  WHEREOF,  the parties  hereto have caused  this  instrument  to be executed by their  officers designated below on the day and year first written above.

MASON STREET ADVISORS, LLC          AMERICAN CENTURY INVESTMENT
                                                              MANAGEMENT, INC.



By:  /s/ Mark G. Doll                                         By:  /s/ Charles A. Etherington
Name:  Mark G. Doll                                           Name:  Charles A. Etherington
Title:  President                                    Title:  Senior Vice President


                                                     EXHIBIT A

                                             FUNDS AND APPLICABLE FEES


         Fund                                                 Applicable Fee

American Century
  Mason Street Small Cap Growth                      70 bps on the first $35 million
                                                     65 bps on the next $65 million
                                                     60 bps on the next $400 million
                                                     55 bps on all assets over $500 million

American Century
  Mason Street Mid-Cap Growth                        55 bps on the first $50 million
                                                     50 bps on the next $200 million
                                                     45 bps on the next $250 million
                                                     40 bps on all assets over $500 million








                                        American Century Mutual Funds, Inc.


                                               MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is made as of the 30th day of March, 2006, by and between
AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the "Company"), and AMERICAN
CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Investment Manager").

         WHEREAS, the Investment Manager is registered as an investment advisor with the Securities and Exchange
Commission;

         WHEREAS, the Company is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for public offering under the
Securities Act of 1933, as amended; and

         WHEREAS, the Company is authorized to create separate funds, each with its own separate investment portfolio of which the beneficial interests are represented by a separate series of shares of the Company, including those Funds listed on Schedule A hereto.

         NOW,  THEREFORE,  IN CONSIDERATION  of the mutual promises and agreements  herein  contained,  the parties agree as follows:

1.       Investment Management Services.  The Investment Manager shall supervise the investments of each class of each series of shares of the Company contemplated as of the date hereof, and each class of each subsequent series of shares as the Company shall select the Investment Manager to manage.  In such capacity, the Investment Manager shall either directly, or through the utilization of others as contemplated by Section 7 below, maintain a continuous investment program for each series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.  In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of shares of a particular series as a single portfolio.

2.       Compliance with Laws.  All functions undertaken by the Investment  Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a)      the 1940 Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the Articles of Incorporation of the Company as amended from time to time;

         (d)      the Bylaws of the Company as amended from time to time;

         (e)      the Multiple Class Plan; and

         (f)      the registration statement(s) of the Company, as amended from time to time, filed under the
                  Securities Act of 1933 and the 1940 Act.

3.       Board Supervision.  All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

4.       Payment of Expenses.  The Investment Manager will pay all of the expenses of each class of each series of the Company's shares that it shall manage other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of those directors who are not "interested persons" as defined in the 1940 Act (hereinafter referred to as the "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the Company's shares that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel.  The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.       Account Fees.  The Company, by resolution of the Board of Directors, including a majority of the
         Independent Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of any class of one or more of the series, such fee to be retained by the
         Company or to be paid to the Investment Manager to defray expenses which would otherwise be paid by the
         Investment Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written notice of the intent to impose such fee must be given to the shareholders of the affected class and series.

6.       Management Fees.

         (a)      In consideration of the services provided by the Investment Manager, each class of each series of shares of the Company managed by the Investment Manager shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules set forth on Schedule A.

         (b)      Definitions

                  (1)      An "Investment Team" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

                  (2)      An "Investment Strategy" is the processes and policies implemented by the Investment
                           Manager for pursuing a particular investment objective managed by an Investment Team.

                  (3)      A "Primary Strategy Portfolio" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,
                           Inc. serves as the distributor.

                  (4)      A "Secondary Strategy Portfolio" of a series of the Company is another account managed by the Investment Manager that is managed by the same Investment Team but is not a
                           Primary Strategy Portfolio.

                  (5)      The "Secondary Strategy Share Ratio" of a series of the Company is calculated by dividing the net assets of the series by the sum of the Primary Strategy Portfolios that share a common Investment Strategy.

                  (6)      The "Secondary Strategy Assets" of a series of the Company is the sum of the net assets of the series' Secondary Strategy Portfolios multiplied by the series'
                           Secondary Strategy Share Ratio.

                  (7)      The "Investment Strategy Assets" of a series of the Company is the sum of the net assets of the series and the series' Secondary Strategy Assets.

                  (8)      The "Per Annum Fee Dollar Amount" is the dollar amount resulting from applying the applicable Fee Schedule for a class of a series of the Company using the Investment
                           Strategy Assets.

                  (9)      The "Per Annum Fee Rate" for a class of a series of the Company is the percentage rate that results from dividing the Per Annum Fee Dollar Amount for the class of a series by the Investment Strategy Assets of the series.

         (c)      Daily Management Fee Calculation. For each calendar day, each class of each series of shares set forth on Schedule A shall accrue a fee calculated by multiplying the Per Annum Fee Rate for that class times the net assets of the class on that day, and further dividing that product by
                  365 (366 in leap years).

         (d)      Monthly Management Fee Payment. On the first business day of each month, each class of each series of shares set forth on Schedule A shall pay the management fee to the Investment Manager for the previous month.  The fee for the previous month shall be the sum of the Daily
                  Management Fee Calculations for each calendar day in the previous month.

         (e)      Additional Series or Classes. In the event that the Board of Directors of the Company shall determine to issue any additional series or classes of shares for which it is proposed that the
                  Investment Manager serve as investment manager, the Company and the Investment Manager may enter into an Addendum to this Agreement setting forth the name of the series and/or class, the
                  Fee Schedule for each and such other terms and conditions as are applicable to the management of such series of shares.

7.       Subcontracts.  In rendering the services to be provided pursuant to this Agreement, the Investment
         Manager may, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Investment Manager deems appropriate.  Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity shall be incurred on behalf of the Company.  Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the Board of Directors of the
         Company, including a majority of the Independent Directors, and the shareholders of the Company.

8.       Continuation of Agreement.  This Agreement shall continue in effect until July 31, 2007, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year  thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the
         Company (including a majority of those Directors who are not parties hereto or interested persons of any such party) cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, or by the vote of a majority of the outstanding class of voting securities of each
         series.   The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to July 31 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

9.       Termination.  This Agreement may be terminated by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of each class of each series on 60 days' written notice to the Investment Manager.

10.      Effect of Assignment.  This Agreement shall automatically terminate in the event of assignment by the
         Investment Manager, the term "assignment" for this purpose having the meaning  defined in Section
         2(a)(4) of the 1940 Act.

11.      Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment
         Manager, or the right of any of its officers, directors or employees (who may also be a director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.      Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.      Separate Agreement.  The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of an investment company as a separate investment company.  Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment
         Manager and each series of shares of the Company managed by the Investment Manager.

14.      Use of the Name "American Century".  The name "American Century" and all rights to the use of the name
         "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH").
         ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name
         "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each series of shares of the Company.  In the event of such revocation, the Company and each series of shares thereof using the name "American Century" shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

15.      Use of the Name "Mason Street".  The name "Mason Street" and all rights to the use of the name "Mason
         Street" are the exclusive property of The Northwestern Mutual Life Insurance Company ("NWML").  NWML has
         consented to, and granted a non-exclusive license for, the use by the Company of the name "Mason Street"
         in the name of any series of shares of the Company during such period as NWML"s affiliate Mason Street
         Advisors, LLC ("MSA") is serving as the subadvisor to any such series.  In the event that MSA is no longer serving in such capacity, the Company and each series of shares thereof using the name "Mason
         Street" shall cease using the name "Mason Street" unless otherwise consented to by NWML or any successor to its interest in such name.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.



American Century Investment Management, Inc.                         American Century Mutual Funds, Inc.



/s/ Charles A. Etherington                                           /s/ David H. Reinmiller
Charles A. Etherington                                               David H. Reinmiller
Senior Vice President                                                Vice President

-------------------------------------------------------------------------------------------------------------------

American Century Mutual Funds, Inc.                                                       Schedule A: Fee Schedules
-------------------------------------------------------------------------------------------------------------------



                                                    Schedule A

                                                   Fee Schedules


===================== ================= ====================================================================
                      Investment
Series                Strategy Assets                          Fee Schedule by Class
===================== ================= --------------------------------------------------------------------
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
                                        Investor  Institu-tiAdvisor      A        B         C         R
===================== ================= ========= ========= ========= ======== ========= ========= =========
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
Small Cap Growth      First $1 billion   1.300%    1.100%     n/a     1.300%    1.300%    1.300%    1.300%
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
  Fund                Over $1 billion    1.100%    0.900%     n/a     1.100%    1.100%    1.100%    1.100%
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
Mid Cap Growth        First $500         1.050%    0.850%     n/a     1.050%   1.050%    1.050%    1.050%
                      million
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
--------------------- ----------------- --------- --------- --------- -------- --------- --------- ---------
  Fund                Over $500          1.000%    0.800%     n/a     1.000%    1.000%    1.000%    1.000%
                      million
===================== ================= ========= ========= ========= ======== ========= ========= =========

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